Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Bay Banks of Virginia, Inc.

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-112947, 333-155370 and 333-189688) of Bay Banks of Virginia, Inc. of our report dated April 6, 2018 with respect to the consolidated financial statements of Bay Banks of Virginia, Inc., which report appears in Bay Banks of Virginia, Inc. 2017 Annual Report on Form 10-K.

/s/ DIXON HUGHES GOODMAN LLP

Asheville, North Carolina

April 6, 2018